Exhibit 10.8

SECURITIES ACCOUNT CONTROL AGREEMENT

among

NISSAN AUTO LEASE TRUST 2023-A,

as Issuing Entity,

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Servicer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

in its capacity as Indenture Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

as Securities Intermediary

Dated as of January 25, 2023

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SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of January 25, 2023, among NISSAN AUTO LEASE TRUST 2023-A, as Issuing Entity (the “Issuing Entity”), NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Servicer (the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary (the “Intermediary”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as Indenture Trustee (the “Secured Party”).

PREAMBLE

Pursuant to the Indenture, dated as of January 25, 2023, by and between the Issuing Entity and the Secured Party, as Indenture Trustee (as amended or modified from time to time, the “Indenture”), the Issuing Entity has granted to the Secured Party, for the benefit of the Noteholders, a first priority security interest in the Accounts (as defined below) and all funds, Trust Estate or other property on deposit from time to time in or credited to the Accounts, including all investments and Proceeds thereof and all income thereon (collectively, the “Account Property”). The Accounts currently existing under the Indenture are the 2023-A Series Collection Account, Reserve Account and the Note Distribution Account (collectively, the “Accounts”) maintained and held at the Securities Intermediary by the Issuing Entity in the name of the Secured Party, subject to the first priority security interest of the Secured Party for the benefit of the Noteholders in the Accounts granted by the Issuing Entity to the Secured Party to secure payment of the Notes.

The parties hereto are entering into this Agreement to perfect the Secured Party’s security interest in the Accounts by “control,” within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement, dated as of the date hereof (as amended or modified from time to time, the “Series Certificate Sale Agreement”), between NILT LLC and Nissan Auto Leasing LLC II.

ARTICLE II

ACCOUNTS

Section 2.1 Accounts.

(a) The Securities Intermediary represents and warrants to each of the Secured Party, the Servicer and the Issuing Entity that the Securities Intermediary does not know of any claim to or interest in the Accounts, except the first priority security interest of the Secured Party in the Accounts for the benefit of the Noteholders and the other claims and interests of the parties referred to in this Agreement. The Securities Intermediary does not have and shall not have in the future, any security interest, lien or right of setoff on or against the Accounts.

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(b) The Securities Intermediary, the Issuing Entity, the Servicer and the Secured Party agree that the Securities Intermediary is the securities intermediary and the Secured Party is the entitlement holder as to each Account subject to the first priority security interest of the Secured Party.

(c) The Securities Intermediary, the Issuing Entity, the Servicer and the Secured Party agree that all property credited to the Accounts shall be treated as “financial assets” under Article 8 of the UCC.

(d) The Securities Intermediary shall not accept any “entitlement order,” within the meaning of Section 8-102(a)(8) of the UCC, or other instruction regarding the Accounts except from the Secured Party.

(e) The Securities Intermediary, the Issuing Entity, the Servicer and the Secured Party agree that, with respect to the Accounts, the jurisdiction of the Securities Intermediary for purposes of Articles 8 and 9 of the UCC shall be the State of New York.

(f) The Securities Intermediary shall at all times be a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System.

(g) The Securities Intermediary hereby agrees to maintain the Accounts in accordance with and subject to the express terms of the 2023-A Servicing Supplement and the Indenture.

(h) The Securities Intermediary agrees that all Permitted Investments, securities and other property underlying any financial asset from time to time credited to the Accounts shall be registered in the name of Securities Intermediary or indorsed to Securities Intermediary or in blank, and in no case shall any financial asset credited to the Accounts be registered in the name of Issuing Entity, payable to the order of Issuing Entity or specially indorsed to Issuing Entity, except to the extent that the foregoing have been specially indorsed to the Securities Intermediary or in blank.

ARTICLE III

RIGHTS OF THE SECURED PARTY

Section 3.1 Control of Accounts by Secured Party. The Securities Intermediary, the Issuing Entity and the Secured Party agree that the Intermediary shall comply with each entitlement order originated by the Secured Party without further consent of the Issuing Entity or the Servicer or any other person or entity.

Section 3.2 No Control by Issuing Entity or Third Parties Concerning Accounts. The Securities Intermediary shall not comply with any instructions of the Issuing Entity or the Servicer or any other person or entity (other than the Secured Party) concerning the Accounts (including any order that is originated by the Issuing Entity or the Servicer and that would require the Securities Intermediary to make a free delivery of Accounts to the Issuing Entity or any other person). Additionally, the Securities Intermediary shall not agree with any third party (other than the Secured Party) that the Securities Intermediary will comply with orders originated by such third party concerning the Accounts.

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Section 3.3 Perfection of Security Interests in Accounts. It is intended that the first priority security interest of the Secured Party in the Accounts be perfected by control of the Accounts under Sections 8-106(d), 9-106(a) and 9-314(a) of the UCC. In addition, it is intended for purposes of Articles 8 and 9 of the UCC that (i) the Secured Party be deemed to be the related “entitlement holder”, (ii) the Securities Intermediary be deemed to be the related “securities intermediary”, (iii) all such property held by the Securities Intermediary in the Accounts and all rights of the Secured Party or the Issuing Entity against the Securities Intermediary arising out of such property, including any free credit balances, be deemed to be “financial assets”, and (iv) the Secured Party be deemed to have “control” of such Accounts under Section 8-106(d) of the UCC with respect to the first priority security interest therein granted to the Secured Party pursuant to the Indenture. With respect to any proceeds of the Account Property that constitute a Deposit Account, it is intended for purposes of Article 9 of the UCC that (i) the Securities Intermediary is the bank with which the Deposit Account is maintained and the Secured Party is the bank’s customer with respect to the Deposit Account, and (ii) the Issuing Entity, the Secured Party, the Servicer and the Securities Intermediary agree that the Securities Intermediary will comply with instructions originated by the Secured Party directing disposition of funds in the Deposit Accounts without further consent of the Issuing Entity or the Servicer.

Section 3.4 Notices of Adverse Claims. The Securities Intermediary shall promptly notify the Secured Party, the Servicer and the Issuing Entity if any other person claims that it has a property interest in the Accounts or that it is a violation of such person’s rights for anyone else to hold, transfer or deal with the Accounts.

ARTICLE IV

RIGHTS AND RESPONSIBILITIES OF INTERMEDIARY

Section 4.1 Limited Obligations. This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement. The Securities Intermediary may conclusively rely and shall be fully protected in acting or refraining from acting upon notices and communications it believes to be genuine and given by the appropriate party. Except for permitting a withdrawal, delivery or payment in violation of Articles II and III, the Securities Intermediary shall not be liable to the Secured Party, the Servicer or the Issuing Entity for any error of judgment made in good faith and in accordance with this Agreement, nor shall it otherwise be liable under this Agreement except as a result of its own willful misconduct, bad faith or negligence.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendment and Other Modifications. This Agreement may be amended, supplemented or otherwise modified from time to time, and the observance of any term of this Agreement may be waived, by the parties hereto. Any such modification or waiver of this Agreement shall be in writing and shall be signed by all the parties hereto.

Section 5.2 Termination; Survival. This Agreement shall terminate upon satisfaction and discharge of the Indenture. However, Article IV shall survive termination of this Agreement.

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Section 5.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The Issuing Entity, the Servicer and the Securities Intermediary agree that, to the extent any agreement covering the Accounts is not currently governed by the law of the State of New York, such agreement is hereby amended so that the law of the State of New York governs the Accounts, including, without limitation, all issues specified in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities held with a Securities Intermediary (the “Hague Securities Convention”). The Issuing Entity, the Servicer and the Intermediary agree that no such governing law provision may be amended or modified without the written consent of the Secured Party. To the extent that the Accounts, or any agreements between the Securities Intermediary, the Servicer, the Issuing Entity and the Secured Party with respect to the Accounts, are at any time governed by laws other than the laws of the State of New York, the parties hereto do not consent to the new governing law for the purposes of Article 7 of the Hague Securities Convention.

Section 5.4 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address as set forth in Section 5.7;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Basic Document, or any matter arising hereunder or thereunder.

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Section 5.5 Binding Agreement; Successors and Assigns. All covenants and agreements in this Agreement by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Secured Party, the Servicer or the Securities Intermediary in this Agreement shall bind their respective successors, co-trustees and agents.

Section 5.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.7 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered, sent electronically by facsimile or email (if an email address is provided), or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only when delivered by hand or, in the case of mail, email or facsimile notice, upon actual receipt or reported tender of such communication by an officer of the intended recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, any demand, notice or communication to be delivered pursuant to this Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 5.8 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 5.9 Counterparts and Electronic Signature. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Secured Party) appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this Agreement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 5.10 Concerning the Secured Party. To the extent that the rights, protections and immunities of the Secured Party are not explicitly stated herein, the Secured Party shall enjoy the same rights, protections and immunities afforded to it in the Indenture.

Section 5.11 Indemnification. The indemnification furnished to the Secured Party under Section 6.07 of the Indenture shall extend to and cover the exercise of its respective rights and the performance of its respective obligations under this Agreement. To the extent U.S. Bank National Association is acting as Securities Intermediary, such indemnification furnished to the Secured Party under Section 6.07 of the Indenture shall also extend to and cover the exercise of the Securities Intermediary’s rights and the performance of its obligations under this Agreement. This Section 5.11 shall survive the resignation or removal of the parties and the termination of this Agreement.

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Section 5.12 No Proceedings. Each of the Securities Intermediary and the Secured Party hereby agree that, from and after the Closing Date and until the date one (1) year plus one (1) day following the date on which all amounts due with respect to the Notes have been paid in full in cash, it will not directly, or indirectly, institute or cause to be instituted against the Issuing Entity any proceedings of the type referred to in the definition of “Insolvency Event”; provided, that the foregoing shall not in any way limit the Securities Intermediary’s or the Secured Party’s right to pursue any claims against the Issuing Entity in any proceeding voluntarily commenced by the Issuing Entity or in any proceeding commenced by a Person other than the Secured Party or other creditor rights or remedies that the Intermediary or the Secured Party may have for claims against the Issuing Entity under Applicable Law.

Section 5.13 Limited Recourse. Notwithstanding any other provision of this Agreement, the Notes or the Indenture, the obligations of the Issuing Entity hereunder and thereunder are limited-recourse obligations of the Issuing Entity. Such obligations are non-recourse to the Issuing Entity, its assets and its property other than the Collateral, and are payable solely from the Collateral, subject to any prior security interests therein, and following realization of the Collateral, any claims of any party hereto under this Agreement, the Notes or the Indenture (other than the Issuing Entity) shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of the Issuing Entity or any person owning, directly or indirectly, any legal or beneficial interest in the Issuing Entity, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amounts payable hereunder or thereunder. No party hereto (other than the Issuing Entity) shall enforce the liability and obligation of the Issuing Entity to perform and observe the obligations contained in this Agreement, the Notes and the Basic Documents to which the Issuing Entity is a party by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Issuing Entity, subject to the following sentence, or the Exculpated Parties. It is understood that the foregoing provisions of this Section 5.13 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, (ii) constitute a waiver, release or discharge of any indebtedness or obligation of the Issuing Entity under the Notes, or secured by the Indenture, until the Collateral has been realized, whereupon any such outstanding indebtedness or obligation shall be extinguished, (iii) limit the right of any Person to name the Issuing Entity as a party defendant in any action or suit or in the exercise of any other remedy under this Agreement and the Basic Documents, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuing Entity, (iv) impair the right of any party hereto (other than the Issuing Entity) to obtain the appointment of a receiver or (v) constitute a waiver of any right which any party hereto (other than the Issuing Entity) may have under any applicable insolvency laws to file a claim for the full amount of the indebtedness or obligations secured by the Indenture or to require that the Collateral shall continue to secure all of the indebtedness or obligations owing to the Noteholders in accordance with the Notes and the Basic Documents to which the Issuing Entity is a party.

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Section 5.14 Limitations on Liability of Securities Intermediary.

(a) This Agreement shall not subject the Securities Intermediary to any duty, obligation or liability except as is expressly set forth herein. In particular (without implied limitation), the Securities Intermediary need not investigate whether the Secured Party is entitled under the Basic Documents, or otherwise, to give any entitlement order or any other directions, instructions or other orders in any instance.

(b) The Securities Intermediary shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which the Securities Intermediary in good faith believes to be genuine.

(c) The Securities Intermediary may consult with and obtain advice from counsel, accountants or other experts of its own choice in the event of any dispute or question as to the construction of any provision hereof or otherwise in connection with its duties hereunder, and any action taken or omitted by the Securities Intermediary in reasonable reliance upon such advice shall be full justification and protection to it. The Securities Intermediary shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its willful misconduct, bad faith or negligence.

(d) The Securities Intermediary shall have no duties hereunder except those which are expressly set forth herein and in any modification or amendment hereof. For the avoidance of doubt, nothing herein shall impose or imply on the part of the Securities Intermediary any duties of a fiduciary nature.

(e) The Securities Intermediary may engage or be interested in any financial or other transactions with any party hereto and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Securities Intermediary hereunder.

(f) The Securities Intermediary shall not be obligated to take any action which in its reasonable judgment would cause it to incur any expense or liability not otherwise contemplated hereunder unless it has been furnished with an indemnity with respect thereto which is reasonably satisfactory to the Securities Intermediary.

(g) The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other communication or document from the Indenture Trustee, for the benefit of the Secured Party, the Issuing Entity or the Servicer that the Securities Intermediary believes in good faith to be genuine and from the proper Person, without any further duty of inquiry or independent investigation on its part.

(h) The Securities Intermediary shall not be deemed to have notice or knowledge of any Indenture Default or any other default under any other Basic Document unless an Authorized Officer of the Securities Intermediary has actual knowledge or Securities Intermediary shall have received written notice thereof. In the absence of such actual knowledge or receipt of such notice, the Intermediary may conclusively assume that none of such events have occurred and the Securities Intermediary shall not have any obligation or duty to determine whether any Indenture Default or any other default under any other Basic Document has occurred or is continuing.

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(i) No provision of this Agreement or any other Basic Document shall be construed to require the Securities Intermediary to perform, supervise, monitor or accept any responsibility for the performance of, the obligations of the Issuing Entity or the Servicer hereunder or under any other Basic Document or any Person other than itself under any other Basic Document.

(j) The Securities Intermediary shall not be liable for any delays in performance for causes beyond its reasonable control, including acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, fire, flood, epidemic, pandemic, landslide, lightning, fire, hurricane, earthquake, flood, strike, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, loss or malfunctions of communications or computer (software and hardware) services, power line or other utility failures or interruptions, or inability to obtain labor.

(k) In no event shall the Securities Intermediary be liable for any special, indirect, punitive or consequential damages (including lost profits).

Section 5.15 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuing Entity. In no event shall Wilmington Trust, National Association have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered by the Seller or the Servicer, or prepared by the Seller or the Servicer for delivery by the Owner Trustee on behalf of the Issuing Entity, pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

NISSAN AUTO LEASE TRUST 2023-A, as Issuing Entity

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Vice President

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Servicer

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee, as Secured Party

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:	/s/ Juan S. Hernandez
Name: Juan S. Hernandez
Title: Assistant Vice President

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